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                                                                Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP

                               DECEMBER 31, 1996

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)

  1. Statement of Cash Available for Distribution for the:

                                             Year Ended     Three Months Ended
                                          December 31, 1996  December 31, 1996
                                          -----------------  -----------------

  Net Income:                               $  1,871,000        $   11,000

    Add: Cash from reserves                            -            42,000
    Less Cash to reserves                     (1,003,000)                -
                                            ------------        ----------
    Cash Available for Distribution         $    868,000        $   53,000
                                            ============        ==========

    Distributions allocated to General
    Partners                                $     18,000        $    3,000
                                            ============        ==========

    Distributions allocated to Limited
    Partners                                $    850,000        $   50,000
                                            ============        ==========


  2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 1996:

       Entity Receiving            Form of
         Compensation            Compensation                      Amount
    --------------------     -------------------------------    -------------

  W.P. Management Co., Inc.  Property Management Fees             $  25,000

  General Partners           Interest in Cash Available for
                             Distribution                         $   3,000
  WFC Realty Co., Inc.
  (Initial Limited Partner   Interest in Cash Available for
                             Distribution                         $      20